Exhibit 32.1

MAY 2, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

                CERTIFICATE OF CHIEF EXECUTIVE OFFICER REGARDING
                PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

     I, John C. Paulsen, the Chief Executive Officer of eNucleus, Inc. (the "Company"), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2003, that, to the best of his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/  John C. Paulsen
                                            -----------------------------------
                                                 John C. Paulsen
                                                 Chief Executive Officer
MAY 2, 2005

This Certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2003 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2003, be deemed filed by the Company for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.